EXHIBIT 32.1

CERTIFICATIONS OF CO-CHIEF EXECUTIVE OFFICERS AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Ragy Thomas, Founder, Chairman and Co-Chief Executive Officer of Sprinklr Inc. (the “Company”), Trac Pham, Co-Chief Executive Officer of the Company, and Manish Sarin, Chief Financial Officer of the Company, each hereby certifies, to the best of his knowledge and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

•the Quarterly Report on Form 10-Q of the Company for the period ended July 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 4, 2024

/s/ Ragy Thomas	/s/ Manish Sarin
Ragy Thomas	Manish Sarin
Founder, Chairman and Co-Chief Executive Officer (Co-Principal Executive Officer)	Chief Financial Officer (Principal Financial Officer)

/s/ Trac Pham
Trac Pham
Co-Chief Executive Officer (Co-Principal Executive Officer)